EXHIBIT 10.20

AMENDMENT NO. 3

INTERNATIONAL PAPER COMPANY

UNFUNDED SUPPLEMENTAL RETIREMENT PLAN

FOR SENIOR MANAGERS

The International Paper Company Unfunded Supplemental Retirement Plan for Senior Managers, as amended and restated January 1, 2008 (the “SERP”), is hereby amended effective the 8th day of December 2008, with respect to terminations of employment occurring on or after such date, as follows:

1. By deleting Section 6(A) in its entirety and inserting the following language in lieu thereof:

“6.	Form of Benefit Payment.

(A)

Payment Form. The form of payment of the Supplemental Benefit is a lump sum payment. Payment of the Supplemental Benefit to an Eligible Employee shall be made on the later of the Eligible Employee’s Retirement Date or the date six months following the Eligible Employee’s separation from service (the “Normal Payment Date”).”